UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2025

PSQ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40457	86-2062844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

313 Datura Street, Suite 200 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 776-2402

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PSQH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	PSQH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2025 (the “Effective Date”), PSQ Holdings, Inc. (the “Company”) appointed Caitlin Long to the Company’s board of directors (the “Board”) as an independent Class I director, effective immediately. Ms. Long will serve until her term of office expires at the annual meeting of the Company’s stockholders in 2027, provided that she shall continue to serve until her successor is duly elected and qualified, or until her earlier death, resignation or removal. Ms. Long has not been named to any committee of the Board.

Ms. Long has extensive experience in both traditional financial services and cryptocurrencies. She is the Chairman and Chief Executive Officer of Custodia Bank, Inc., a chartered bank that she founded in 2020. Custodia Bank aims to serve as a compliant bridge between the U.S. dollar and cryptocurrency financial systems. Ms. Long has been active in Bitcoin since 2012. Beginning in 2017, she played a leading role in her native state of Wyoming to enact more than 20 blockchain-enabling laws during consecutive legislative sessions. In 2018, she was appointed by two Wyoming Governors to serve on related legislative committees. Prior to her work in the cryptocurrency space, Ms. Long worked at investment banks in New York and Zurich from 1994 to 2016. During this time, she held senior roles, including as a Managing Director at Morgan Stanley and Credit Suisse. Ms. Long holds a B.A. from the University of Wyoming and a joint J.D./M.P.P. degree from Harvard Law School and Harvard Kennedy School of Government. She is also a member of the board of directors of Cipher Mining Inc.

In connection with Ms. Long’s appointment to the Board, on the Effective Date, Ms. Long received a grant of 137,615 restricted stock units (“RSUs”) (the “Initial Award”) pursuant to the Company’s 2023 Stock Incentive Plan (as amended from time to time, the “Plan”). On the Effective Date, the Board also approved an annual grant of RSUs to Ms. Long with a grant date fair value of $150,000, to be awarded pursuant to the Plan, beginning with the annual meeting of stockholders held in 2026 (the “Annual Awards”). The Initial Award and the Annual Awards will vest as to 100% of the RSUs on the first anniversary of their respective grant dates, subject to Ms. Long’s continued service as a director through the applicable vesting date.

In addition, for her service on the Board, Ms. Long will receive an annual cash retainer of $40,000, payable in arrears in four equal quarterly installments of $10,000, on the last day of the quarter (prorated for partial quarters of service).

There are no arrangements or understandings between Ms. Long and any other persons pursuant to which Ms. Long was elected as a director of the Company. Ms. Long has not engaged in any related person transactions (as defined in Item 404(a) of Regulation S-K) with the Company. There are no family relationships between Ms. Long and any of the Company’s officers and directors.

Ms. Long will also enter into the Company’s standard indemnity agreement for directors, a copy of which was filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Item 7.01 Regulation FD Disclosure.

On July 30, 2025, the Company issued a press release announcing the appointment of Ms. Long to the Board. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release, dated July 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSQ Holdings, Inc.

Date: July 30, 2025	By:	/s/ Michael Seifert
	Name:	Michael Seifert
	Title:	Founder, Chairman and Chief Executive Officer

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